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                                                                    EXHIBIT 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
June 29, 1998